SCHEDULE 14A INFORMATION

              Proxy Statement Pursuant to Section 14(a) of the
             Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                   The Reader's Digest Association, Inc.
       -------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)


       -------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check the box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                                                            October 4, 2004

DEAR STOCKHOLDER:

     You are cordially invited to attend the Annual Meeting of Stockholders of The Reader's Digest Association, Inc. to be held at 9:00 a.m. on Friday, November 19, 2004, at Reader's Digest's DeWitt Wallace Auditorium, Reader's Digest Road, Chappaqua, New York. Driving directions to the Wallace Auditorium appear on the last page of the Proxy Statement.

     The accompanying Notice of Meeting and Proxy Statement describe the matters to be considered and voted upon at the Meeting. In addition to consideration of these matters, there will be a report to stockholders on the affairs of Reader's Digest, and stockholders will have an opportunity to discuss matters of interest concerning Reader's Digest.

     All holders of record of Reader's Digest's Common Stock at the close of business on September 21, 2004 are entitled to attend and vote at the Meeting.

     It is important that your shares be represented at the Meeting whether or not you plan to attend the Meeting personally. To ensure that your vote will be received and counted, please submit your proxy as soon as possible, whether or not you plan to attend the Meeting in person. You have a choice of voting your proxy on the Internet, by telephone, or by completing and returning the enclosed proxy card.


                                          Sincerely yours,



                                          /s/ Thomas O. Ryder
                                          ------------------------------------
                                          THOMAS O. RYDER
                                          Chairman and Chief Executive Officer

               NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS:

The Annual Meeting of Stockholders of The Reader's Digest Association, Inc. will be held at Reader's Digest's DeWitt Wallace Auditorium, Reader's Digest Road, Chappaqua, New York, on Friday, November 19, 2004 at 9:00 a.m., New York time, to consider and take action on the following matters:

     (1)  election of Class 2 Directors of Reader's Digest; and

     (2)  such other business as may properly come before the Meeting.

The record date for the Meeting is September 21, 2004. Reader's Digest is required to send notice of the Meeting to record holders of Reader's Digest Common Stock at the close of business on the record date. Only those stockholders are entitled to attend the Meeting and to vote those shares at the Meeting.

                                     BY ORDER OF THE BOARD OF DIRECTORS:



                                     /s/ C.H.R. Dupree
                                     --------------------------------------
                                     C.H.R. DUPREE
                                     Vice President and Corporate Secretary

October 4, 2004

============================================================================

  PLEASE HELP US REDUCE OUR PROXY SOLICITATION COSTS (PAPER, POSTAGE, PRINTING, ETC):

  o   YOU CAN VOTE YOUR PROXY CARD BY INTERNET OR TELEPHONE, AS DESCRIBED
      ON PAGE 2.
  o YOU CAN CHOOSE TO RECEIVE YOUR PROXY MATERIALS IN THE FUTURE BY INTERNET DELIVERY, AS DESCRIBED ON PAGE 4.
  o YOU CAN CHOOSE TO ELIMINATE DUPLICATE MAILINGS OF PROXY MATERIALS TO YOUR HOUSEHOLD IF YOUR HOUSEHOLD CONTAINS MORE THAN ONE READER'S DIGEST STOCKHOLDER, AS DESCRIBED ON PAGE 4.

============================================================================

                              PROXY STATEMENT

                            GENERAL INFORMATION

ANNUAL MEETING TIME AND LOCATION

     The Annual Meeting of Stockholders of The Reader's Digest Association, Inc. will be held at Reader's Digest's Wallace Auditorium, Reader's Digest Road, Chappaqua, New York, on Friday, November 19, 2004 at 9:00 a.m., New York time. Driving directions to the Wallace Auditorium appear on the last page of the Proxy Statement.

PRINCIPAL EXECUTIVE OFFICES OF READER'S DIGEST

     The mailing address of the principal executive offices of Reader's Digest is Pleasantville, New York 10570.

RECORD DATE; SECURITIES ENTITLED TO BE VOTED AT THE MEETING

     The record date for the Meeting is September 21, 2004. Only shares of Reader's Digest Common Stock held by holders of record at the close of business on the record date are entitled to vote at the Meeting. Each share of Reader's Digest Common Stock is entitled to one vote. On September 21, 2004, 99,525,527 shares of Reader's Digest Common Stock were outstanding.

MEETING ADMITTANCE PROCEDURES

     Only stockholders of record (i.e., you hold your shares of Reader's Digest Common Stock in your name in an account with Reader's Digest's transfer agent-registrar, Mellon Investor Services LLC) on the record date, or their duly appointed proxy holders (not to exceed one per stockholder), may attend the Meeting. If you plan to attend the Meeting, please check the appropriate box on your proxy card. We will then place your name on an admission list held at the entrance to the Meeting.

     You will also have to present an admission ticket to gain entrance to the Meeting. If you are a record stockholder, you may use the bottom of your proxy card as an admission ticket. If you are a beneficial stockholder (i.e., you hold your shares of Reader's Digest Common Stock through someone else, such as a broker, trustee, bank, or nominee), you may request an admission ticket by telephone from the Corporate Secretary's Office at 914-244-5817. You will be required to give your full name and address and present evidence that you are a stockholder (from your proxy card or your broker's voting instruction form). We will then add your name to the admission list and mail you an admission ticket.

     To gain admission to the Meeting, you will also be required to present official identification containing your recent photograph. We may inspect your packages and bags and we may require you to check them, and in some cases, we may not permit you to enter the Meeting with them. Please note that, at our discretion, we may exclude cameras, mobile phones, recording equipment and other electronic devices. Please do not bring non-essential packages, bags or other items to the Meeting. We may take other security measures in connection with the Meeting. Please allow sufficient time and otherwise plan accordingly.

PROXIES SOLICITED BY THE BOARD OF DIRECTORS

     The Reader's Digest Board of Directors is soliciting the accompanying proxy card. Reader's Digest is sending or giving this Proxy Statement, and the proxy card that accompanies the Proxy Statement, to stockholders beginning on or about October 4, 2004.

     Reader's Digest will bear the cost of the solicitation of proxies through use of this Proxy Statement, including reimbursement of brokers and other persons holding stock in their names, or in the names of nominees, at approved rates, for their expenses for sending proxy material to principals and obtaining their proxies. Reader's Digest has retained Morrow & Co., Inc. to solicit proxies on behalf of management for an estimated fee of $5,500, plus reimbursement of reasonable out-of-pocket expenses. In addition, regular Reader's Digest employees may solicit proxies personally, or by mail, telephone or electronic transmission, without additional compensation.

VOTING AND PROXY REVOCATION PROCEDURES

Stockholders of Record

     If you are a stockholder of record (i.e., you hold your shares of Reader's Digest Common Stock in your name in an account with Reader's Digest's transfer agent-registrar, Mellon Investor Services LLC), you can vote in any of the following ways:

  o By Internet: Go to the website www.eproxy.com/rda, as shown on your proxy card, at any time until 5:00 p.m., Eastern Time, on Thursday, November 18, 2004, and follow the instructions.

  o By Telephone: Call the toll-free number, 1-800-435-6710, from a touch-tone telephone in the United States or Canada at any time until 5:00 p.m., Eastern Time, on Thursday, November 18, 2004. Follow the instructions on your proxy card and the voice prompts on the telephone.

  o By Mail: Mark your vote, sign and date your proxy card and return it in the enclosed envelope. If you received more than one proxy card (which means that you have shares in more than one account), you must mark, sign, date and return each of them or use an alternative voting method.

  o In Person: You may vote by ballot at the Annual Meeting or send a representative with an appropriate proxy.

     If you vote your proxy by Internet, telephone or mail, you may revoke your proxy at any time by submitting a subsequent proxy by Internet, telephone or mail before it is voted at the Meeting or by giving written notice to the Corporate Secretary that is actually received by the Corporate Secretary prior to the Meeting, or by voting in person at the Meeting. Your presence at the Meeting does not of itself revoke your proxy.

Beneficial Stockholders

     If you are a beneficial stockholder (i.e., you hold your shares of Reader's Digest Common Stock through someone else, such as a broker, trustee, bank, or nominee (other than the trustee of The Employee Ownership Plan and The 401(k) Partnership)), you will receive material, including a voting instruction form, from that firm asking how you want to vote. You may instruct that firm as to how you want to vote by marking, signing and dating that voting instruction form. Check the voting instruction form to see whether that firm offers Internet or telephone voting. Alternatively, you may vote by ballot at the Annual Meeting, but only if you bring with you a proxy or letter from the broker, trustee, bank or nominee confirming that you beneficially own the shares. Your presence at the Meeting does not of itself revoke your proxy.

Participants in the Employee Ownership/401(k) Plan

     If you are a participant in The Employee Ownership Plan and The 401(k) Partnership of Reader's Digest, you are entitled to direct Vanguard Fiduciary Trust Company, as Trustee under the Plan, as to how to vote the shares representing your proportionate interest in shares of Reader's Digest Common Stock in the Plan's Stock Fund on the record date. The Trustee will vote the shares in accordance with your directions on the enclosed proxy card if your directions are received by the Trustee no later than 12:00 p.m., Eastern Time, on Tuesday, November 16, 2004. Shares that have not yet been allocated to participants and shares that have been allocated but for which the Trustee does not receive timely directions will be voted in the same proportion as the shares for which the Trustee has received timely voting directions. You may revoke your proxy card by submitting a subsequent proxy card or giving written notice to the Trustee so that it is received by the Trustee no later than 12:00 p.m., Eastern Time, on Tuesday, November 16, 2004.

Voting of Proxies at the Meeting

     The individuals designated by the Board of Directors will vote valid proxies that it receives on the election of the Board's nominees and on any proposals as stated in the instructions in the proxy card, and in the discretion of the Board if no directions are marked or if any other matters come before the Meeting.

Vote Tabulation

     The presence in person or by proxy of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast will constitute a quorum at the Meeting. Abstentions and "broker non-votes" are counted as "present" in determining whether the quorum requirement is satisfied. Abstentions have the same effect as votes against proposals presented to stockholders, other than election of directors. With respect to the election of Directors, stockholders may vote in favor of all nominees, or withhold their votes as to all nominees or specific nominees. There is no box on the enclosed proxy card to "abstain," but checking the box that withholds authority for a nominee is the equivalent of abstaining. The three nominees receiving the greatest number of votes cast for the election of Directors by shares entitled to vote and present in person or by proxy at the Meeting will be elected Directors. With respect to any proposal other than the election of Directors, stockholders may vote in favor of the proposal or against the proposal, or abstain from voting.

     Brokers who hold shares of Reader's Digest Common Stock for the accounts of their clients may vote those shares either as directed by their clients or in their own discretion if permitted by the stock exchange or other organization of which they are members. Members of the New York Stock Exchange are permitted to vote their clients' proxies in their own discretion as to the election of Directors if the clients have not furnished voting instructions within 10 days of the Meeting. When a broker votes a client's shares on some but not all of the proposals at the meeting, the missing votes are referred to as "broker non-votes". There are no broker non-votes on the election of Directors (Proposal 1), as this is a discretionary item.

     As a matter of Reader's Digest practice, stockholder votes at the Meeting are tabulated on a confidential basis by independent third parties, and certain Reader's Digest employees are involved in the tabulation process. Each stockholder proxy card and ballot are kept confidential until the final vote is tabulated. Reader's Digest may disclose proxy solicitation information, however, if applicable law requires, if the proxy card contains a stockholder comment or question, or if the proxy solicitation is contested.

INTERNET DELIVERY OF ANNUAL MEETING MATERIALS

     This proxy statement and our 2004 annual report to stockholders can be viewed online at www.rd.com/corporate.

     You can help reduce Reader's Digest's postage, printing and other proxy solicitation expenses by consenting to receive your Reader's Digest annual report and proxy materials via the Internet. Stockholders of record (i.e., those with an account maintained in their name with our transfer agent-registrar, Mellon Investor Services LLC) may sign up for this service by accessing their accounts at www.melloninvestor.com. Beneficial stockholders (i.e., those holding their stock through a broker, bank, trustee or other nominee) should refer to the information provided by their broker or bank or other holder of record for instructions on how to choose this option. For most brokers or banks, this information is available at www.icsdelivery.com. If you choose Internet delivery, in the future, you will receive an e-mail notification when our proxy materials are available electronically through the Internet. Your choice will remain in effect until you notify us by mail that you wish to resume mail delivery of these documents.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

     The Securities and Exchange Commission permits companies to send a single copy of their annual report and proxy statement to any household at which two or more stockholders reside if it appears that they are members of the same family. Each stockholder will continue to receive a separate proxy card or voting instruction form. This procedure, referred to as "householding," is intended to reduce the volume of duplicate information that stockholders receive and also to reduce expenses for companies. Reader's Digest has instituted this procedure for all stockholders of record. If you are a stockholder of record and one set of proxy materials was sent to your household for the use of all Reader's Digest stockholders in your household, and one or more of you would prefer to receive your own set, please contact Mellon Investor Services LLC at either 800-230-2771 or 85 Challenger Road, Ridgefield Park, NJ 07660.

     If you are a beneficial stockholder, you may consent to householding by checking the appropriate box on the voting instruction form that you receive from the broker, bank, trustee or nominee in whose name your shares are registered. Please contact your broker, bank, trustee or nominee directly if you have questions, require additional copies of the proxy materials, or wish to receive multiple documents by revoking your consent to householding.

                   PROPOSAL NO. 1--ELECTION OF DIRECTORS

NOMINEES

     The Board of Directors, which currently consists of nine members, is divided into three classes. Each class has a term of office of three years, and the term of each class ends in a different year on the date of the Annual Meeting of Stockholders. The Board has nominated the three individuals in Class 2 below for election as Class 2 Directors to serve until our 2007 Annual Meeting of Stockholders or until their successors are duly elected and qualified. The nominees are currently serving as Class 2 Directors who were previously elected by our stockholders.

     Pursuant to an agreement with Highfields Capital Management LP and related entities, which expired on June 4, 2004, Reader's Digest agreed, among other things, (1) to appoint Mr. Mayer to the Board and to the Corporate Governance and Compensation and Nominating Committees, (2) to nominate Mr. Mayer for election as a Class 1 Director and solicit votes for his re-election at the 2003 Annual Meeting of Stockholders, and (3) to appoint another Director to the Board no later than the 2003 Annual Meeting of Stockholders. The Board fulfilled the last obligation by appointing Mr. Isaacson in November 2003. Mr. Mayer continues to serve on the Board as a Class 1 Director.

     The affirmative vote of a plurality of the votes cast by the holders of the Reader's Digest Common Stock present in person or represented by proxy and entitled to vote thereon is necessary to elect a Director. If no contrary indication is made, proxies will be voted for the nominees named below or, in the event any such nominee is not a candidate or is unable to serve as a Director at the time of the election (which is not now expected), for any nominee who is designated by the Board of Directors to fill that vacancy, unless the size of the Board is further reduced.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE NOMINEES IN PROPOSAL NO. 1.


CLASS 2--NOMINEES FOR ELECTION TO THREE-YEAR TERM EXPIRING IN 2007

     Set forth below are: (1) the name and age of each nominee, (2) the nominee's present positions and offices with Reader's Digest, (3) the year in which the nominee was first elected a Director of Reader's Digest and
(4) the nominee's principal occupations during the past five years.

Lawrence R. Ricciardi (64)... Mr. Ricciardi has been a member of the Board of Directors of Reader's Digest since 1998.
                              Since January 2003, he has been Senior
                              Advisor to the Jones Day law firm and the Lazard investment banking firm. In July 2002, he retired as Senior Vice President of International Business Machines Corporation, where he had served as Senior Vice President and General Counsel from May 1995 to February 2002. Mr. Ricciardi also serves as a director of Royal Dutch Petroleum Company.

William J. White (66)........ Mr. White has been a member of the Board of
                              Directors of Reader's Digest since 1996. He has been a professor at the Robert R. McCormick School of Engineering and Applied Science at Northwestern University since January 1998. He retired as Chairman of the Board of Bell & Howell Company (information access and mail processing systems) in December 1997. Mr. White also served as Chief Executive Officer of Bell & Howell Company until March 1997 and as President until February 1995. Mr. White is also a director of Packaging Dynamics Corporation.

Ed Zschau (64)............... Dr. Zschau has been a member of the Board of
                              Directors of Reader's Digest since January
                              1999. He is Visiting Lecturer with rank of Professor at Princeton University. Prior to September 2000, Mr. Zschau was a Professor of Management at Harvard Business School. Dr. Zschau is also a director of StarTek, Inc.


     The following are the remaining members of the Board of Directors.

CLASS 1 DIRECTORS (TERM EXPIRES IN 2006)

     Set forth below are: (1) the name and age of each Director, (2) the Director's present positions and offices with Reader's Digest, (3) the year in which the Director was first elected a Director of Reader's Digest and
(4) the Director's principal occupations during the past five years.

Jonathan B. Bulkeley (43).... Mr. Bulkeley joined the Board of Directors in January 2001. Mr. Bulkeley has served as the non-executive Chairman of QXL ricardo plc, a European online auction company, since 1998. Mr. Bulkeley also served as a director of Cross Media Marketing from 2001 until July 2002. He was Chairman and Chief Executive Officer of LifeMinders Inc., an online direct marketing firm, from February to October 2001, having served as a director of that company since August 1999. He was Chief Executive Officer of barnesandnoble.com from January 1999 to January 2000. Prior to January 1999, he was affiliated with America Online, including serving as Managing Director of the online services joint venture of AOL-U.K. and Bertelsmann Online and President of AOL-U.K. Mr. Bulkeley is also a director of Milliken & Co.

Herman Cain (58)............. Mr. Cain, who joined the Board of Directors in June 2001, is the founder, and has been President and Chief Executive Officer of T.H.E., Inc., a leadership consulting company since before 1999. He is also the former Chairman of Godfather's Pizza, Inc. Mr. Cain is a director of Aquila, Inc. and Whirlpool Corporation.

William E. Mayer (64)........ Mr. Mayer joined the Board of Directors in
                              June 2003. He is a founding Partner of Park
                              Avenue Equity Partners, having served in that capacity since February 1999. From December 1996 to February 1999, he was the founding Partner of Development Capital, a company that invested in private and public companies. Mr. Mayer also previously served as Professor and Dean of the College of Business and Management at the University of Maryland and President and Chief Executive Officer of The First Boston Corporation (now Credit Suisse First Boston), an investment bank. Mr. Mayer is also a director of First Health Group Corp. and Lee Enterprises, Incorporated and serves as a Trustee of the Columbia Group of Mutual Funds.



CLASS 3 DIRECTORS (TERM EXPIRES IN 2005)

     Set forth below are: (1) the name and age of each Director, (2) the Director's present positions and offices with Reader's Digest, (3) the year in which the Director was first elected a Director of Reader's Digest and
(4) the Director's principal occupations during the past five years.

Walter Isaacson (52)......... Mr. Isaacson joined the Board of Directors in November 2003. Since January 2003, he has been the President and Chief Executive Officer of the Aspen Institute, an international education and leadership institute. From July 2001 until April 2003, he served as Chairman and Chief Executive Officer of CNN, a cable television news network, and from December 1995 to July 2001, he was the Managing Editor of Time Magazine. Mr. Isaacson is also an author.

James E. Preston (71)........ Mr. Preston has been a member of the Board of Directors of Reader's Digest since 1994.
                              He retired as Chairman of the Board of Avon
                              Products, Inc. (beauty and related products) in May 1999; he was Chief Executive Officer prior to July 1998 and President prior to November 1993. Mr. Preston also serves as a director of Aramark, Inc. and Foot Locker, Inc.


Thomas O. Ryder (60)......... Mr. Ryder has been Chairman of the Board and Chief Executive Officer and a Director of Reader's Digest since April 1998. Mr. Ryder is also a director of Amazon.com, Inc. and Starwood Hotels & Resorts Worldwide, Inc.

                           GOVERNANCE INFORMATION

CORPORATE GOVERNANCE GUIDELINES

     The Board has adopted Governance Guidelines, which, along with the charters of the Board Committees, and Reader's Digest's code of conduct for Directors, officers and employees, provide the framework for the governance of Reader's Digest. Our Governance Guidelines, as they may be revised from time to time, are published on our website at www.rd.com/corporate.

INDEPENDENCE

     It is the intention of the Board that a substantial majority of the Board consists of Directors who are "independent" as defined by the New York Stock Exchange. The Board has affirmatively determined that each of the current non-employee Directors (Messrs. Bulkeley, Cain, Isaacson, Mayer, Preston, Ricciardi, White and Zschau) has no material relationship with Reader's Digest (other than in his position as Director) and is independent under the applicable listing standards of the NYSE. To assist in making these determinations, the Board has adopted categorical independence standards of independence, which are attached to this Proxy Statement as Appendix 1 and are also available (as in effect from time to time) on our website at www.rd.com/corporate.

CODE OF ETHICS

     Reader's Digest has adopted a code of ethics, as defined under the federal securities laws, that applies to each Director, officer and employee of Reader's Digest. Reader's Digest's code of ethics is embodied in our Ethical, Legal and Business Conduct Policies. A copy of these policies (as in effect from time to time) is available on our website at www.rd.com/corporate.

COMMUNICATIONS WITH DIRECTORS

     The Board has adopted procedures for stockholders to contact members of the Board, including non-management Directors. If you wish to contact a Director, you should send a letter to: [Director's Name], c/o Corporate Secretary, Reader's Digest Road, Pleasantville, NY 10570-7000. If you are not a stockholder of record, your letter must contain or enclose appropriate evidence that you are a stockholder (such as a letter from the broker, trustee, bank or nominee that is the stockholder of record of your shares confirming that you beneficially own the shares) or must indicate a manner in which your status as a stockholder can be confirmed. The Corporate Secretary will arrange for stockholder communications to be compiled. The compilations of communications that relate to matters that are within the responsibility of the Board or its Committees will regularly be made available to the appropriate Director or Directors, as well as to the General Counsel and other appropriate employees of Reader's Digest. Communications that relate to ordinary business matters that are not within the scope of the Board's responsibilities, including customer complaints, promotional material and frivolous or otherwise inappropriate communications, will not be forwarded. Any communication that is not forwarded will be made available to any Director upon request. Any modifications to these procedures will be disclosed at any time on our website at www.rd.com/corporate.

BOARD OF DIRECTORS AND COMMITTEES; RESPONSIBILITIES AND MEETINGS;
COMPENSATION

Board of Directors

     The primary responsibility of the Board of Directors is to foster the long-term success of the Company, consistent with its fiduciary duty to its stockholders. The Board has responsibility for establishing broad corporate policies, setting strategic direction, and overseeing management, which is responsible for the day-to-day operations of the Company. In fulfilling this role, each Director must exercise his or her good faith business judgment of the best interests of the Company and its stockholders.

     During Reader's Digest's fiscal year ended June 30, 2004, its Board of Directors held six meetings. The standing committees of the Board of Directors are the Audit Committee, Compensation and Nominating Committee, Corporate Governance Committee and Finance Committee.

Audit Committee

     The Audit Committee met five times during the 2004 fiscal year. The Audit Committee is composed of Messrs. White (Chairman), Bulkeley, Cain and Ricciardi. The Board has determined that each member of the Committee is "independent" and "financially literate," as defined by applicable New York Stock Exchange and Securities and Exchange Commission rules. The Board has also determined that Mr. White is an "audit committee financial expert," as defined by applicable Securities and Exchange Commission rules, and possesses "accounting or related financial management expertise," as defined by applicable NYSE listing standards. The functions of the Audit Committee are described in the Audit Committee Charter, a copy of which is attached to this Proxy Statement as Appendix 2.

Corporate Governance Committee

     The Corporate Governance Committee met six times during the 2004 fiscal year. The Committee is composed of all of the non-employee Directors that the Board has determined to be "independent", as defined by applicable NYSE and SEC rules, and Mr. Ricciardi is the Chairman (lead director). Its functions include: reviewing governance matters; setting performance goals for the Chief Executive Officer and, in conjunction with the Compensation and Nominating Committee, evaluating Chief Executive Officer's performance; reviewing succession planning and management development activities; overseeing evaluation of the performance of the Board and management; developing our corporate governance guidelines; and reviewing other internal matters of broad corporate significance. The charter of the Corporate Governance Committee is available on Reader's Digest's website at www.rd.com/corporate.

Compensation and Nominating Committee

     The Compensation and Nominating Committee, which met four times during the 2004 fiscal year, consists of Messrs. Preston (Chairman), Isaacson, Mayer and White. The Board has determined that each member of the Committee is "independent," as defined by applicable New York Stock Exchange and Securities and Exchange Commission rules. The Committee's functions include administering employee benefit plans; recommending the amount and form of any contribution to The Employee Ownership Plan and the 401(k) Partnership of The Reader's Digest Association, Inc.; reviewing the compensation levels and programs for officers and key personnel and determining incentive compensation; reviewing corporate goals relevant to the Chief Executive Officer's compensation, evaluating the Chief Executive Officer's performance and recommending the appropriate level of compensation to the Governance Committee; and reviewing and recommending candidates and nominees for election to the Board of Directors. The charter of the Compensation and Nominating Committee is available on Reader's Digest's website at www.rd.com/corporate.

     The Compensation and Nominating Committee is responsible for identifying and evaluating nominees for Director and for recommending to the Board a slate of nominees for election at the Annual Meeting of Stockholders.

     In evaluating the suitability of individuals for Board membership, and in seeking an appropriately balanced variety of skills, experience and diversity of backgrounds, the Compensation and Nominating Committee considers many factors, including: experience managing complex business and other organizations; expertise in areas such as finance, marketing, technology, accounting, law and international business; intelligence, practical wisdom, analytical ability, objectivity, and communication skills; leadership ability; integrity and high ethical and moral character; capability of working effectively with other Directors to perform the Board's function; commitment and ability to devote the necessary time and attention to Board responsibilities; commitment and ability to represent the interest of all stockholders, and not any particular constituency; ability to serve an appropriate period prior to mandatory retirement; "independence," within the meaning of applicable laws and regulations; and absence of legal or regulatory prohibition or conflict. The Committee has not established any minimum qualifications for nominees to the Board. The Committee considers all potential candidates in the same manner, regardless of the source of the recommendation.

     In identifying potential candidates for Board membership, the Compensation and Nominating Committee considers suggestions from the Directors, stockholders, management and others. From time to time, the Committee also may retain search firms to assist it in identifying potential candidates, gathering information about such candidates, and acting as an intermediary with such candidates. Stockholders wishing to suggest candidates to the Committee for consideration as Directors must submit a written notice to the Committee, addressed to Corporate Secretary, The Reader's Digest Association, Inc., Reader's Digest Road, Pleasantville, NY 10570-7000. The candidate submission must include, among other things, specific contact information regarding the submitting stockholder and the candidate, as well as a description of the candidate's background. The requirements for Director candidate submissions by stockholders, as in effect from time to time, will be posted on our website at www.rd.com/corporate. Our by-laws set forth additional procedures that a stockholder must follow to nominate Directors. These procedures are summarized in this Proxy Statement under the caption "Submission of Stockholder Proposals and Nominations."

Finance Committee

     The Finance Committee, which met three times during the 2004 fiscal year, is composed of Dr. Zschau (Chairman), and Messrs. Bulkeley, Cain and Ricciardi. The Board has determined that each member of the Committee is "independent," as defined by applicable New York Stock Exchange and Securities and Exchange Commission rules. The Finance Committee's functions include overseeing the financial affairs of Reader's Digest, such as its investment policies and programs and those of its employee benefit plans; and advising the Board with respect to corporate financial policies and procedures, dividend policy, financing plans, foreign exchange management, tax planning and insurance coverage. The charter of the Finance Committee is available on Reader's Digest's website at www.rd.com/corporate.

Attendance

     All members of the Board attended at least 75% of the aggregate of (1) the total number of meetings of the Board held during the period in the 2004 fiscal year that he was a Director and (2) the total number of meetings held by all committees of the Board on which he served during the period in the fiscal 2004 year that he served. Reader's Digest has a policy that states that the Board expects that Directors will make every effort to attend the Annual Meeting of Stockholders. All Directors except one attended the 2003 Annual Meeting of Stockholders.

Compensation

     Each individual who became a non-employee Director prior to April 1, 1998 receives annually $18,000 in cash compensation, $20,000 in Reader's Digest Common Stock on the first trading day of the calendar year, and $30,000 in Deferred Reader's Digest Common Stock. Each individual who became a non-employee Director on or after April 1, 1998 receives annually $30,000 in cash compensation, $30,000 in Reader's Digest Common Stock on the first trading day of the calendar year, and $40,000 in Deferred Reader's Digest Common Stock. Deferred Reader's Digest Common Stock is the right to receive shares of Reader's Digest Common Stock on the first trading day of the calendar year after termination of the Director's service on the Board or in annual installments thereafter, as elected by the Director. In addition, the chairperson of the Audit Committee receives annually $15,000 in cash compensation and each member of the Audit Committee receives annually $7,500 in cash compensation. The chairperson of each other regular Board committee receives annually $10,000 in cash compensation. The chairperson and members of any special committee of the Board are entitled to such compensation as shall be determined by the Corporate Governance Committee. Each individual who became a non-employee Director prior to April 1, 1998 and who serves as a non-employee Director for more than five years will, upon retirement from the Board, continue to receive annual compensation in the amount of $32,000.

     Under the Deferred Compensation Plan for Non-Employee Directors of The Reader's Digest Association, Inc., non-employee Directors are eligible to defer payment of 50%, 75% or 100% of their cash, stock and deferred stock compensation for certain established deferral periods. Deferred compensation is credited to an unfunded account for each participant, on which interest accrues at a rate determined by a committee of Directors. Payment of the deferred amounts will be made, at the election of the participant, in a lump sum or in annual installments of from one to 10 years.

     Directors are eligible to participate in the Reader's Digest
Foundation Matching Gift Program whereby contributions up to $10,000 a year to eligible organizations are matched by the Reader's Digest Foundation.

                           AUDIT COMMITTEE REPORT

     The Audit Committee has reviewed and discussed Reader's Digest's audited financial statements for fiscal 2004 with management, which has primary responsibility for the financial statements, with Reader's Digest's internal auditor and with KPMG LLP, Reader's Digest's independent auditor for fiscal 2004. The independent auditor is responsible for expressing an opinion on the conformity of Reader's Digest's audited financial statements with generally accepted accounting principles. The Audit Committee has discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, Communication With Audit Committees. The Audit Committee has received the written disclosures and the letter required by Independence Standards Board No. 1, Independence Discussions with Audit Committees, and the Audit Committee has discussed the independent auditor's independence with the independent auditor. The Audit Committee has considered whether the independent auditor's provision of non-audit services to Reader's Digest is compatible with the independent auditor's independence.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the fiscal 2004 audited financial statements be included in Reader's Digest's Annual Report on Form 10-K for fiscal 2004.

                                               THE AUDIT COMMITTEE:

                                               William J. White, Chairman
                                               Jonathan B. Bulkeley
                                               Herman Cain
                                               Lawrence R. Ricciardi

INDEPENDENT AUDITOR'S FEES

     The aggregate fees billed by our principal independent auditors, KPMG LLP, for fiscal 2004 and 2003 were the following:

               (Amounts in millions)                    2004      2003
                                                        ----      ----
               Audit Fees(1).........................   $2.7      $2.3
               Audit-Related Fees(2).................    0.9       0.7
               Tax Fees(3)...........................    1.0       1.4
               All Other Fees(4).....................    ---       ---
                                                       -------   -------
                 Total...............................   $4.6      $4.4

---------------
(1) Audit fees represent the aggregate fees for professional services rendered in connection with the audit of our annual financial statements, the review of the our quarterly financial statements and services provided in connection with statutory or regulatory filings.

(2) Audit-related fees represent the aggregate fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and services that are traditionally performed by the independent auditor. These fees related primarily to audits of the financial statements of employee benefit plans, audits of businesses acquired during the year and review of filings with the Securities and Exchange Commission, including issuance of consents of the firm to inclusion of its audit report in those filings.

(3) Tax fees represent the aggregate fees for professional services for tax compliance, tax advice and tax planning. These fees related primarily to advice in connection with the preparation of our U.S. federal, state, and local tax returns and international subsidiaries' tax returns.

(4) All other fees represent the aggregate fees for products and services other than the services described in other categories in the table.


POLICY REGARDING PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES

     Under Reader's Digest's Policy Regarding Pre-Approval of Audit and Non-Audit Services, our Audit Committee must pre-approve the audit and non-audit services to be performed by any accountant that has been engaged to audit our financial statements. The Audit Committee must also approve all other audit services to be rendered to Reader's Digest. Reader's Digest may not engage the auditor of its financial statements to perform any non-audit services that are prohibited by Section 10A(g) of the Securities and Exchange Act of 1934, including: (1) bookkeeping or other services related to our accounting records or financial statements; (2) financial information systems design and implementation; (3) appraisal or valuation services, fairness opinions, or contribution-in-kind reports; (4) actuarial services; (5) internal audit outsourcing services; (6) management functions; (7) human resources; (8) broker-dealer, investment adviser, or investment banking services; (9) legal services; and (10) expert services unrelated to the audit.

     The pre-approval requirement is waived for de minimis non-audit services performed by the independent auditor, provided that (a) all such services do not aggregate to an amount determined by the Audit Committee that may not be more than five percent of total revenues paid by Reader's Digest to the independent auditor in the fiscal year when the non-audit services are provided, (b) such services were not recognized as non-audit services at the time of the engagement of the independent auditor to provide the services, and (c) such services are promptly reported to the Audit Committee and approved prior to the completion of the audit.

     The Audit Committee may delegate its pre-approval authority to one or more of its members. The Audit Committee member to whom such authority is delegated must report any pre-approval determinations to the Audit Committee at its next regular meeting. The Audit Committee may not delegate pre-approval authority to Reader's Digest management.

     Under the Policy, each request for pre-approval must be detailed as to each particular service to be provided. Each pre-approval must be in writing.

                         EQUITY SECURITY OWNERSHIP

PRINCIPAL STOCKHOLDERS

     The following table summarizes information regarding the beneficial ownership of Reader's Digest Common Stock, the only class of voting securities of Reader's Digest outstanding, as of September 21, 2004. The stockholders identified below are the only stockholders we know that beneficially own more than five percent of the outstanding Reader's Digest Common Stock. The information shown below is based on information reported by those stockholders on Schedules 13D or 13G filed with the Securities and Exchange Commission.

                                                NUMBER OF SHARES    PERCENT OF
       NAME AND ADDRESS OF BENEFICIAL OWNER     BENEFICIALLY OWNED     CLASS
       ------------------------------------     ------------------     -----

    FMR Corp.                                        9,625,293         9.67%
    82 Devonshire Street
    Boston, MA  02109

    Highfields Capital Management LP                 8,327,431         8.37%
    200 Clarendon Street, 51st Floor
    Boston, MA  02117(1)

    The TCW Group, Inc., on behalf of the TCW        6,122,205         6.15%
      Business Unit
    865 South Figueroa Street
    Los Angeles, CA  90014

    Capital Research and Management Company          6,084,000         6.11%
    333 South Hope Street
    Los Angeles, CA  90071

    T. Rowe Price Associates, Inc.                   5,519,230         5.55%
    100 East Pratt Street
    Baltimore, MD  21202

---------------
(1) May be deemed to have sole voting and dispositive power over the shares listed, but has disclaimed beneficial ownership of all such shares.


DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

     The following table shows, as to the current Directors and nominees individually, the Named Executive Officers (as listed below in the Summary Compensation Table) and the current Directors and executive officers of Reader's Digest as a group, the equity securities of Reader's Digest that were beneficially owned by them as of September 21, 2004 (except as otherwise noted below).

                                                    SHARES OF READER'S
                NAME OF BENEFICIAL OWNER(1)         DIGEST COMMON STOCK
                ------------------------            -------------------

         Thomas O. Ryder..............................2,494,763(2)(3)
         Jonathan B. Bulkeley.............................9,700(4)
         Herman Cain.....................................13,200(4)
         Walter Isaacson..................................5,350(4)
         William E. Mayer................................18,850(4)
         James E. Preston................................20,900(4)
         Lawrence R. Ricciardi...........................18,700(4)
         William J. White................................20,900(4)
         Ed Zschau.......................................17,400(4)
         Eric W. Schrier................................351,698(2)
         Thomas D. Gardner..............................383,025(2)
         Michael S. Geltzeiler..........................141,783(2)
         Gary S. Rich...................................347,563(2)
         All current Directors, nominees and
            executive officers as a group
            (22 persons)..............................5,306,119(2)(3)

---------------
(1) "Beneficial ownership" has been determined in accordance with rule 13d-3 under the Securities Exchange Act of 1934. Each Director, nominee or officer had sole voting and investment power over the shares shown, except as noted below. The shares beneficially owned by Mr. Ryder equaled 2.51% of the total outstanding shares of Reader's Digest Common Stock. The shares beneficially owned by each other Director, nominee or Named Executive Officer equaled less than 1% of the total outstanding shares of Reader's Digest Common Stock. The shares beneficially owned by all Directors, nominees and executive officers as a group equaled 5.33% of the total outstanding shares of Reader's Digest Common Stock.

(2) Includes shares of Reader's Digest Common Stock underlying presently exercisable stock options or options exercisable within 60 days as follows: Mr. Ryder, 1,832,500; Mr. Schrier, 207,350; Mr. Gardner, 255,963; Mr. Geltzeiler, 53,675; Mr. Rich, 227,763; and all Directors, nominees and current executive officers, 3,460,749. Includes restricted shares of Reader's Digest Common Stock as follows: Mr. Ryder, 281,970; Mr. Schrier, 129,704; Mr. Gardner, 106,336; Mr.
     Geltzeiler, 85,288; Mr. Rich, 100,359; and all Directors, nominees and current executive officers, 1,179,674. See "Executive Compensation--Summary Compensation Table."

(3) Includes 470,000 shares underlying options held by The Thomas O. Ryder 1998 Family Trusts.

(4) Includes shares of deferred stock as follows: 4,550 shares for Messrs. Bulkeley, Cain, Ricciardi, and Zschau, 3,050 shares for Mr. Isaacson, 5,050 shares for Mr. Mayer, and 3,850 shares for Messrs. Preston and White. See "Board of Directors and Committees; Responsibilities and Meetings; Compensation."

          SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Mr. White, a Director of Reader's Digest subject to Section 16 of the Securities Exchange Act of 1934, filed one late report of a 1999 transaction in which he acquired beneficial ownership of 1,000 shares of Reader's Digest Class A Nonvoting Common Stock.

                           EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information for each of the fiscal years ended June 30, 2004, 2003 and 2002 concerning the compensation of the individuals whose compensation is required to be disclosed pursuant to Securities and Exchange Commission regulations (collectively, the "Named Executive Officers").


==============================================================================================================================
                                                 Annual compensation               Long-term compensation
                                          ------------------------------------- -------------------------------
                                                                                   Awards(1)           Pay-outs
                                                                                ------------ ------- ------------
                                 Fiscal
                                  Year                                         Restricted   Options/               All Other
                                  Ended                                          Stock        SARs       LTIP       Compen-
 Name and principal position     June 30  Salary       Bonus        Other     Award(s) (2)      #      Pay-outs     sation(3)

------------------------------ --------- ---------- ------------- ----------- ------------- -------- ------------ ------------
Thomas O. Ryder                   2004    $780,000    $520,400    $68,571(5)   $1,162,800    170,000         $0     $20,356
Chairman and Chief Executive      2003    $775,385  $1,312,250(4)              $2,058,732    200,000         $0     $18,505
Officer                           2002    $750,000    $725,000                               400,000   $261,509     $18,263

Eric W. Schrier                   2004    $450,000    $240,000                   $410,400     50,000         $0      $6,000
President, North America and      2003    $413,846    $481,000(4)              $1,029,366     50,000         $0      $7,650
Senior Vice President and         2002    $376,765    $224,000                   $366,917     79,800    $63,724     $41,555
Global Editor-in-Chief(6)

Thomas D. Gardner                 2004    $425,000    $220,000                   $342,000     50,000         $0      $8,156
President, International and      2003    $389,231    $374,000(4)                $823,493     40,000         $0      $8,215
Senior Vice President(7)          2002    $364,808    $140,000                   $359,721     52,350    $66,523      $8,109

Michael S. Geltzeiler             2004    $350,000    $140,000                   $205,200     30,000         $0    $205,908(9)
Senior Vice President and         2003    $346,923    $308,000(4)                $823,493     40,000         $0      $5,875
Chief Financial Officer(8)        2002    $266,539    $133,300                    $51,500     34,900    $22,160     $81,012

Gary S. Rich                      2004    $380,000     $80,000                   $273,600     40,000         $0      $7,152
Senior Vice President and         2003    $363,942    $328,600(4)                $823,493     40,000         $0      $9,036
President, QSP(10)                2002    $330,654    $162,000                   $318,609     52,350    $66,523      $5,707

==============================================================================================================================


(1) All awards are made in or with respect to shares of Reader's Digest Common Stock.

(2) The 2004 restricted stock awards shown are valued at the closing market price of Reader's Digest Common Stock on the New York Stock Exchange on the date of grant (July 1, 2003) and reflects shares granted as follows: Mr. Ryder, 85,000; Mr. Schrier, 30,000; Mr. Gardner, 25,000; Mr. Geltzeiler, 15,000; and Mr. Rich, 20,000. Under their terms, these shares will vest one-third on each of the second, third and fourth anniversaries of the date of grant. As of June 30, 2004, based on the closing price of Reader's Digest Common Stock on the NYSE on June 30, 2004, the number of shares and market value of the restricted stock held were as follows: Mr. Ryder, 216,970 shares valued at $3,469,350; Mr. Schrier, 113,424 shares valued at $1,813,650; Mr. Gardner, 94,885 shares valued at $1,517,211; Mr.
     Geltzeiler, 70,288 shares valued at $1,123,905; and Mr. Rich, 87,931 shares valued at $1,406,017. The holders are not entitled to receive dividends on the restricted stock.

(3) Except as otherwise noted below, consists of amounts contributed by Reader's Digest to our Employee Ownership Plan and 401(k) Partnership for the accounts of Mr. Ryder, $6,000, Mr. Schrier, $6,000, Mr. Gardner, $5,590, Mr. Geltzeiler, $5,908, and Mr. Rich, $5,341 and for the cost to purchase group universal life insurance coverage for the benefit of Mr. Ryder, $14,356, Mr. Gardner, $2,566, and Mr. Rich, $1,811.

(4) Includes payments under the Bridge Plan in lieu of award opportunities under the Long-Term Incentive Plan for two three-year performance periods (2001-2003 and 2002-2004), which were canceled and replaced with an award opportunity relating to a two-year performance period (2003-2004) and a transitional award opportunity relating to operating performance for fiscal 2003. Each participant's Bridge Plan payment was equal to the individual award earned under the fiscal 2003 Senior Management Incentive Plan.

(5)  Includes $32,172 for reimbursement of club dues.

(6) Mr. Schrier joined Reader's Digest as Senior Vice President and Editor-in-Chief in April 2000. He became President, U.S. Magazines in February 2002 and President, North America in February 2003.

(7) Mr. Gardner is currently a Senior Vice President of Reader's Digest and President, International. He was President, North America Books and Home Entertainment before February 2003 and Senior Vice President, U.S. New Business Development before January 2001.

(8) Mr. Geltzeiler joined Reader's Digest as Senior Vice President and Chief Financial Officer in September 2001.

(9) In connection with the hiring of Mr. Geltzeiler, we agreed to assist Mr. Geltzeiler in collecting amounts due from his prior employer and to pay Mr. Geltzeiler certain amounts if corresponding amounts were not collected from the prior employer. Upon Mr. Geltzeiler's settlement with his prior employer, Reader's Digest paid Mr. Geltzeiler a total of $200,000 in connection with this matter.

(10) Mr. Rich has been a Senior Vice President of Reader's Digest and President, QSP since January 2004. He was Senior Vice President, Global Human Resources and President, QSP from February 2002 until January 2004. Prior to February 2002 he was Senior Vice President, Human Resources and Global Communications.



STOCK OPTIONS AND SARS GRANTED IN LAST FISCAL YEAR

     The following table sets forth information concerning stock options and stock appreciation rights granted during the fiscal year ended June 30, 2004 to the Named Executive Officers.


====================================================================================================================

                                          Individual grants
                             --------------------------------------------
                                                                                    Potential realizable
                                        Percent                           value at assumed annual rates of stock
                                        of total                         price appreciation for option/SAR term(2)
                                        options/                         -----------------------------------------
                                         SARs        Exercise
                             Options/  granted to      or
                               SARs    employees      Base
                             granted    in fiscal     price   Expiration
           Name               (#) (1)     year       ($/sh)      Date       0%        5%(3)            10%(4)
---------------------------- ---------- ----------- --------- ----------- ------- --------------- ------------------
Thomas O. Ryder               170,000     10.15%    $13.42      7/1/13      $0      $1,434,800         $3,636,300

Eric W. Schrier                50,000      2.99%    $13.42      7/1/13      $0        $422,000         $1,069,500

Thomas D. Gardner              50,000      2.99%    $13.42      7/1/13      $0        $422,000         $1,069,500

Michael S. Geltzeiler          30,000      1.79%    $13.42      7/1/13      $0        $253,200           $641,700

Gary S. Rich                   40,000      2.39%    $13.42      7/1/13      $0        $337,600           $855,600

All Common Stockholders(5)      --          --         --         --        $0    $840 million      $2.1 billion

=====================================================================================================================


(1) All options and SARs are granted with respect to Reader's Digest Common Stock. The options vest with respect to 25% of the related shares on each of the first four anniversaries of the grant date.

(2) The values shown are based on the assumed hypothetical compound annual appreciation rates of 5% and 10% prescribed by Securities and Exchange Commission rules. These hypothetical rates are not intended to forecast either the future appreciation, if any, of the price of Reader's Digest Common Stock or the values, if any, that may actually be realized upon such appreciation, and there can be no assurance that the hypothetical rates will be achieved. The actual value realized upon exercise of an option or SAR will be measured by the difference between the price of Reader's Digest Common Stock and the exercise price on the date the option or SAR is exercised.

(3) For the values stated in this column to be realized, the price of Reader's Digest Common Stock would have to appreciate from $13.42 to $21.86 during the 10-year option term.

(4) For the values stated in this column to be realized, the price of Reader's Digest Common Stock would have to appreciate from $13.42 to $34.81 during the 10-year option term.

(5) For "All Common Stockholders," the potential realizable values have been calculated on the basis of the same price at which stock options and SARs were granted to the Named Executive Officers and on the basis of the total number of shares of Reader's Digest Common Stock outstanding on June 30, 2004. An increase in the price of Reader's Digest Common Stock will benefit all holders of such stock and all option holders commensurately.



AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table sets forth information concerning stock options and SARs exercised during the fiscal year ended June 30, 2004 and the fiscal year-end value of unexercised options and SARs for the Named Executive Officers.


==================================================================================================================

                                                         Number of unexercised          Value of unexercised
                               Shares                    options/SARs at fiscal       in-the-money options/SARs
                             Acquired                           year end                 at fiscal year end
                                 on         Value     ----------------------------- ------------------------------
           Name               Exercise    Realized    Exercisable   Unexercisable    Exercisable   Unexercisable
---------------------------- ----------- ------------ ------------- --------------- -------------- ---------------
Thomas O. Ryder                  --          --        1,477,500         782,500           $500        $438,400

Eric W. Schrier                  --          --          147,400         142,400           $125        $128,875

Thomas D. Gardner                --          --          190,376         136,174           $100        $128,800

Michael S. Geltzeiler            --          --           27,450          77,450           $100         $77,400

Gary S. Rich                     --          --          183,426         107,424           $100        $103,100

==================================================================================================================


LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR

     The following table sets forth information concerning long-term incentive plan awards made during the fiscal year ended June 30, 2004 to each of the Named Executive Officers.


==================================================================================================================

                                               Performance           Estimated future payouts under non-stock
                               Number of         or other                       price-based plans
                             shares, units     period until     --------------------------------------------------
                               or other       maturation or
           Name                rights(1)          payout         Threshold(2)       Target(2)        Maximum(2)
---------------------------- -------------- ------------------- ---------------- ----------------- ---------------
Thomas O. Ryder                109,689      7/1/03 - 6/30/05         54,845          109,689           329,067

Eric W. Schrier                 51,188      7/1/03 - 6/30/05         25,594           51,188           153,564

Thomas D. Gardner               40,951      7/1/03 - 6/30/05         20,476           40,951           122,853

Michael S. Geltzeiler           23,766      7/1/03 - 6/30/05         11,883           23,766            71,298

Gary S. Rich                    29,250      7/1/03 - 6/30/05         14,625           29,250            87,750

==================================================================================================================


(1) Represents target awards of Performance Shares under the 1994 Key Employee Long Term Incentive Plan. Performance Shares are awards equivalent to the value of Reader's Digest Common Stock based on the average closing price of such shares over the last 20 trading days of the applicable Performance Cycle or awards of shares of Reader's Digest Common Stock (subject to such transfer restrictions and other restrictions as the Compensation and Nominating Committee may determine).

(2) Threshold, target or maximum award opportunities are funded from a pool that is based on Reader's Digest's operating income achievement during the Performance Cycle relative to the performance goals. Individual awards vary by participant with the majority of the award based on Reader's Digest's consolidated operating income results, and the balance of the award based on the Chief Executive Officer's determination of the business unit or function's contributions to Reader's Digest's overall operating income results.



SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

     The following table sets forth information as of June 30, 2004, with respect to compensation plans under which equity securities of Reader's Digest may be issued. All equity securities to be issued under the plans are with respect to Reader's Digest Common Stock.


=================================================================================================
                              EQUITY COMPENSATION PLAN INFORMATION
-------------------------------------------------------------------------------------------------

                                                                         Number of securities
                           Number of securities    Weighted-average     remaining available for
                           to be issued upon       exercise price of     future issuance under
                           exercise of outstanding    outstanding         equity compensation
                           options, warrants and   options, warrants   plans (excluding securities
                                  rights              and rights         reflected in column (a))
Plan category                       (a)                   (b)                   (c)

--------------------------- --------------------- -------------------- --------------------------
Equity compensation plans
approved by security             14,644,579              $21.87                5,087,847(1)
holders
--------------------------- --------------------- -------------------- --------------------------
Equity compensation plans
not approved by security                  0               --                           0
holders
--------------------------- --------------------- -------------------- --------------------------
Total                            14,644,579              $21.87                5,087,847
=================================================================================================


(1) Includes 4,187,975 shares available for future grants under the 2002 Key Employee Long Term Incentive Plan. This plan provides for the grant of stock options, stock appreciation rights, restricted stock, performance shares, performance units and other stock-based awards. Includes 168,700 shares available for future grant under the Director Compensation Program, which is described under the caption "Board of Directors and Committees; Responsibilities and Meetings; Compensation." Includes 527,024 shares available for issuance under the Reader's Digest Employee Stock Purchase Plan, which permits U.S. employees to purchase shares from Reader's Digest at a discount. Includes 204,148 shares available for issuance under Reader's Digest's International Employee Stock Ownership Plan, which comprises our international employee stock purchase plans for non-U.S. employees and our U.K. Share Incentive Plan, which provides for compensatory share awards to U.K. employees.


RETIREMENT PLANS

     Reader's Digest maintains The Reader's Digest Association, Inc. Retirement Plan (the "Qualified Retirement Plan"), which provides benefits for eligible employees. Through June 30, 1999, the Qualified Retirement Plan was structured as a traditional defined benefit plan with benefits determined primarily by average final compensation and years of service. Effective July 1, 1999, the Qualified Retirement Plan was amended so that the present value of accrued benefits under the Qualified Retirement Plan was converted to a cash balance account.

     Under the amended Qualified Retirement Plan, each participant's account is credited with a percentage of the participant's base pay paid in that month. The percentage is determined by the age of the participant. The following table shows the percentages used to determine credits at the ages indicated.


                        AGE           PERCENTAGE
                        ---           ----------
                      Under 30             3%
                      30-34                4%
                      35-39                5%
                      40-44                6%
                      45-49                8%
                      50-54               10%
                      55 and over         12%

     As of July 1, 2004, the ages of the Named Executive Officers were the following: Mr. Ryder, 60; Mr. Schrier, 52; Mr. Gardner, 46; Mr. Geltzeiler, 45; and Mr. Rich, 43.

     In addition, each participant's cash balance account is credited with interest on a monthly basis. The amount of interest is computed by multiplying the value of the cash balance account as of the beginning of the month by the average yield on one-year Treasury Constant Maturities during the 13 weeks ending with the last Friday of the preceding calendar quarter plus 100 basis points divided by 12. For the second calendar quarter of 2004, the monthly interest credit is 0.19 percent.

     Amounts calculated under the retirement formula that exceed the limits under the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), will be paid under the Excess Benefit Retirement Plan of The Reader's Digest Association, Inc. (the "Excess Benefit Plan") from Reader's Digest's assets.

     At retirement or other termination of employment, an amount equal to the vested balance then credited to the account is payable to the participant in the form of an immediate or deferred lump sum or an equivalent annuity. The estimated annual benefits payable under the Qualified Retirement Plan and the Excess Benefit Plan at normal retirement age for each of the Named Executive Officers is as follows: Mr. Ryder, $111,670; Mr. Schrier, $88,516; Mr. Gardner, $133,452; Mr. Geltzeiler,
$90,520; and Mr. Rich, $116,882.

     Effective July 1, 1992, Reader's Digest adopted The Reader's Digest Executive Retirement Plan (the "1992 Executive Retirement Plan"). Effective October 1, 1999, Reader's Digest adopted The Reader's Digest Association, Inc. Executive Cash Balance Retirement Plan (the "1999 Executive Retirement Plan"). Mr. Ryder participates in the 1992 Executive Retirement Plan and Messrs. Schrier, Gardner and Rich participate in the 1999 Executive Retirement Plan. Benefits under the 1992 Executive Retirement Plan are based on compensation (consisting of salary and bonus) and years of service. Benefits are reduced by benefits payable under the Qualified Retirement Plan, the Excess Benefit Retirement Plan and certain other Reader's Digest-provided retirement benefits. Because of the nature of the interdependency among the 1992 Executive Retirement Plan, the Qualified Retirement Plan and the Excess Benefit Plan, it is not possible to present estimated benefits under the 1992 Executive Retirement Plan in tabular format. Benefits payable under the 1992 Executive Retirement Plan, after the reductions for benefits payable under other plans, are currently estimated at $695,992 for Mr. Ryder. These amounts are based on the assumption that payment under the 1992 Executive Retirement Plan will commence upon retirement at age 65, that the 1992 Executive Retirement Plan will continue in force in its present form and that benefits will be paid in the form of a single life annuity. Benefits under the 1999 Executive Retirement Plan are in the form of an annual contribution to each participant's account each September 30 based on the participant's compensation (consisting of salary and bonus). This contribution is reduced by the annual contributions made to the cash balance accounts of the Qualified Retirement Plan and the Excess Benefit Retirement Plan. One half of the investment growth in the account is based on the return on Reader's Digest Common Stock and one half is tied to investment elections made by the participant. Accrued benefits under the 1999 Executive Retirement Plan are currently estimated at $334,265 for Mr. Schrier, $368,059 for Mr. Gardner and $336,694 for Mr. Rich.

EMPLOYMENT AGREEMENT

     On April 28, 1998, Reader's Digest entered into an employment agreement with Mr. Ryder as Chairman of the Board and Chief Executive Officer of Reader's Digest, which was amended on November 21, 2003 (the "Ryder Agreement"). The Ryder Agreement is subject each year to an automatic extension of one year unless one party notifies the other of its intention to terminate the Ryder Agreement.

     Pursuant to the Ryder Agreement, Mr. Ryder receives an annual base salary of at least $700,000 and the opportunity to earn an annual bonus under Reader's Digest's annual incentive compensation plan. As provided for under the Ryder Agreement, equity awards, such as stock options and restricted stock, are granted to Mr. Ryder at the discretion of the Compensation and Nominating Committee as part of Reader's Digest's annual equity award program. Under the Ryder Agreement, Mr. Ryder is entitled to all of the employee benefits, fringe benefits and perquisites provided by Reader's Digest to other senior executives.

     The Agreement provides that in the event Mr. Ryder's employment is terminated by Reader's Digest without "cause" or by Mr. Ryder with "good reason" (a "Qualifying Termination"), Reader's Digest will pay to Mr. Ryder an amount in cash equal to three times base salary plus two times annual bonus. The latter component of the severance payment must equal the greater of (i) the highest annual bonus paid to Mr. Ryder during the three years preceding his termination and (ii) the originally approved target amount of the highest award under the annual incentive compensation plan outstanding on the date of termination. In the event Mr. Ryder's employment is terminated as the result of his death or "disability," all of his outstanding and unvested stock options and restricted stock become immediately vested. Generally, in the event of a Qualifying Termination, all of his stock options and shares of restricted stock that are unvested as of the date of such termination will continue to vest during the two-year period immediately following the date of termination. If Mr. Ryder retires on or after June 30, 2006 or dies before June 30, 2006, he (or his legal representative) may exercise his outstanding vested stock options until the expiration of their respective stated terms, and his restricted stock, consisting of 85,000 shares granted to Mr. Ryder on July 1, 2003, as well as any designated compensatory grants, will, to the extent then outstanding, immediately vest and their restrictions will lapse. Also, Mr. Ryder will receive payment of his outstanding long term incentive compensation on a prorated basis. If Mr. Ryder's employment is terminated other than by Reader's Digest for cause or by Mr. Ryder without good reason, Mr. Ryder and his beneficiaries will be entitled to continued welfare benefits for a period of two years.

     Under the Ryder Agreement, if Mr. Ryder's employment is terminated on or after age 60 for any reason other than for cause, Reader's Digest must pay Mr. Ryder (or, if the event of termination is his death, his estate) an amount equal to the difference between (x) the monthly retirement benefit Mr. Ryder would accrue (without regard to vesting) under the Qualified Retirement Plan, the Excess Benefit Retirement Plan and the 1992 Executive Retirement Plan, or replacements for those plans, based on his actual service with Reader's Digest plus, if Mr. Ryder's employment is terminated either by Reader's Digest without cause or by him for good reason, two years, and (y) the amount that he (or his beneficiary) actually receives under those plans. Any such amount will be payable at the same time and in the same form as such payments would have been made under the Qualified Retirement Plan, but will not be subject to any requirements of vesting or any forfeitures. In the event Mr. Ryder's employment is terminated prior to age 60 either by Reader's Digest without cause or by Mr. Ryder for good reason, Mr. Ryder will be credited with two additional years of credited service for all purposes (including eligibility and vesting) under the Executive Retirement Plan. If, after taking into consideration the additional credited service, Mr. Ryder is not deemed to have been terminated after the date on which his age plus years of service equals at least 65 (the "Early Retirement Date"), Mr. Ryder (or his beneficiary) will receive a lump sum payment in the amount of the equivalent actuarial value (as determined under the Qualified Retirement Plan) of pension credits that would have been earned under the 1992 Executive Retirement Plan through the end of the two-year severance period. If after taking into consideration the two additional years of credited service, Mr. Ryder is deemed to have been terminated after his Early Retirement Date (and, in fact, was terminated prior to age 60), Mr. Ryder will receive a benefit under the terms of the 1992 Executive Retirement Plan in the form of a life annuity. In the event Mr. Ryder's employment is terminated prior to age 60 for any reason other than by Reader's Digest without cause or by Mr. Ryder for good reason, Mr. Ryder will be entitled to receive benefits under the terms of the Qualified Retirement Plan, the Excess Benefit Retirement Plan and the 1992 Executive Retirement Plan that generally apply to other senior executives.

     The Ryder Agreement also provides that Mr. Ryder will be a participant in the Severance Plan and the Income Continuation Plan described below under "Severance Arrangements" and "Income Continuation Plans." Benefits paid under those plans will be credited against termination benefits payable under the Ryder Agreement.

     Under the terms of our 1994 Key Employee Long Term Incentive Plan and our 2002 Key Employee Long Term Incentive Plan, in the event of a "change in control" of Reader's Digest, all unvested stock options held by Mr. Ryder will become immediately vested and exercisable and all restrictions on shares of restricted stock held by Mr. Ryder will immediately lapse. All of the stock options and restricted stock held by Mr. Ryder as of the record date were granted under the 1994 Key Employee Long Term Incentive Plan or the 2002 Key Employee Long Term Incentive Plan.

SEVERANCE ARRANGEMENTS

     Reader's Digest has entered into an agreement with each of Messrs. Schrier, Gardner, Geltzeiler and Rich that provides generally that, if his employment is terminated by him for "good reason" or by Reader's Digest except for "cause" (as such terms are defined in the agreement), he will be entitled to receive for a severance period of two years from termination
(1) bi-weekly severance payments at the rate of his highest annual base salary within 12 months prior to termination plus the higher of the highest annual bonus paid to him within three years prior to termination or his current annual bonus target and (2) benefits equivalent to continued participation in all welfare employee benefit plans. He will also receive a prorated target annual bonus for the year in which termination occurs. Each agreement also provides for the inclusion of the severance period for purposes of credited service and age for determining eligibility under the Qualified Retirement Plan and the Excess Benefit Retirement Plan. Benefits paid under the agreement are in lieu of any other severance or termination benefits except those under the 2001 Income Continuation Plan (described below). If his employment terminates for cause (as defined in the agreement), he will forfeit any benefits under the 1999 Executive Retirement Plan. Each agreement also provides that, if he engages in any detrimental activity (as defined in the agreement) through the one-year period after any payment under the agreement, Reader's Digest may decline to make any payment otherwise due under the agreement and may recover any payment made under the agreement within two years of the detrimental activity.

INCOME CONTINUATION PLAN

     Under The Reader's Digest Association, Inc. 2001 Income Continuation Plan for Senior Management (the "2001 Income Continuation Plan"), each of the eligible members of Reader's Digest senior management, including the Named Executive Officers, whose employment is terminated involuntarily (other than for cause, disability, retirement or death) within 24 months following a change in control of Reader's Digest, or who terminates employment within 120 days following constructive termination and within 24 months following a change in control of Reader's Digest, will be entitled to receive a payment of (a) a prorated annual bonus at the higher of the current year's target bonus or the average of the three highest annual bonuses paid in the preceding five years, (b) three full years' annual base salary, and (c) three times the higher of the current year's target bonus or the average of the three highest annual bonuses paid in the preceding five years. A participant will also be entitled to certain additional benefits, including (a) three years' extended medical, dental and group life insurance coverage, (b) vesting of the account balance under the Qualified Retirement Plan and the Excess Benefit Retirement Plan and additional payment of the amount of 1.5 times one year's contribution credits to the plan account, (c) for participants under the 1992 Executive Retirement Plan, three years' age and service credit for accrual and eligibility, including eligibility for retiree medical benefits, (d) for participants in the 1999 Executive Retirement Plan, vesting of the entire account balance and additional payment of the amount of 1.5 times one year's contribution credits to the plan account, and (e) a gross-up payment for any excise tax (including interest and penalties) imposed by Section 4999 of the Internal Revenue Code on any amount subject to Section 280G(b)(2) of the Internal Revenue Code. A participant receiving benefits under the 2001 Income Continuation Plan will not be entitled to receive benefits under any other Reader's Digest severance or employment plan or agreement, unless the plan or agreement provides otherwise.

     Under the 2001 Income Continuation Plan, stock options, stock appreciation rights, performance units, performance shares, restricted stock and other awards under The Reader's Digest Association, Inc. Key Employee Long Term Incentive Plans also generally become immediately vested upon a change in control.

TRANSACTIONS WITH MANAGEMENT AND OTHER RELATED PARTIES

     On October 15, 2002, we entered into a revised agreement with the DeWitt Wallace-Reader's Digest Fund, Inc. and the Lila Wallace-Reader's Digest Fund, Inc. (the "Funds") providing for a series of actions that resulted in all shares of our Class B Voting Common Stock ("Class B Stock") and Class A Nonvoting Common Stock ("Class A Stock") being recapitalized into a single class of Reader's Digest Common Stock with one vote per share. At the time, the Funds beneficially owned in the aggregate 50% of the Class B Stock outstanding and approximately 12.1% of the Class A Stock outstanding.

     Under the terms of the recapitalization agreement, we granted the Funds registration rights with respect to the shares of Reader's Digest Common Stock owned by them after the recapitalization. On September 23, 2003, The Wallace Foundation (which was formed by the merger of the Funds) sold their remaining shares of Reader's Digest Common Stock (12.82% of the shares outstanding) in a secondary public offering pursuant to their registration rights. As a result, The Wallace Foundation ceased to own any shares of Reader's Digest Common Stock.

     Two purported class actions were brought on behalf of holder of Class B Stock against us, our Directors and the Funds challenging the original recapitalization transaction announced in April 2002. During fiscal 2004, the parties in those class actions entered into a settlement agreement, subject to court approval, with respect to the settlement of those actions. The settlement agreement provides that Reader's Digest will not oppose an application by plaintiffs for attorneys' fees to be paid by Reader's Digest not to exceed $115,000.

            REPORT OF THE COMPENSATION AND NOMINATING COMMITTEE

EXECUTIVE COMPENSATION PHILOSOPHY

     Reader's Digest's executive compensation program is designed to offer market competitive compensation opportunities, which are tied to individual, financial and stock performance. The purposes of the program are to:

     o Retain and attract high caliber executive talent critical to the success of Reader's Digest.

     o Focus executive attention on performance measures that are important to stockholders.

     o Reward executives for improvement in financial performance that leads to increases in the return to stockholders.

     o Promote stock ownership to foster commonality of interests between executives and stockholders.

     Reader's Digest is committed to placing a majority of total compensation at risk by linking incentives to stock performance and to the achievement of financial, operational and strategic goals that will ultimately create shareholder value. In addition, the program recognizes and rewards exceptional individual contributions.

     The Compensation and Nominating Committee (the "Committee") believes that it is desirable for executive compensation to be deductible for federal income tax purposes, but only to the extent that achieving deductibility is practicable, consistent with Reader's Digest's overall compensation objectives, and in the best interests of Reader's Digest and its stockholders. Accordingly, the Committee retains the discretion to provide non-deductible compensation.

EXECUTIVE COMPENSATION PROGRAM COMPONENTS

     The principal components of the executive compensation program are: base salary, annual incentive and long-term incentive compensation. The Committee annually receives information from Reader's Digest and from external compensation consultants on the competitiveness of the level and structure of total executive compensation, specifically as it compares with that of a selected group of peer companies with which Reader's Digest competes for business and for executive talent. These peer companies include but are not limited to those publishing companies reflected in the performance graph appearing elsewhere in this Proxy Statement. Periodically, the Committee meets with an outside consultant to assess the competitiveness of the executive compensation program and its effectiveness in linking pay to company performance and shareholder value creation.

BASE SALARY

     Base salaries are targeted at the median of competitive market data for comparable positions. Annually, the Committee reviews and approves individual salary adjustments for executive officers and members of senior management. Salary increases are based on a consideration of individual competencies, performance, potential, value-added contributions, changes in responsibility, as well as general movement in external salary levels. The Committee's decisions regarding salary adjustments for executive officers and senior management are consistent with the salary increase guidelines in effect for employees, established each year by Reader's Digest. It is the Committee's belief that base salary increases should not be the primary source of compensation growth for senior executives.

     Following a review of market conditions, 2004 base salary increases were deferred for all managerial level employees globally, including the executive officers and members of senior management.

ANNUAL BONUS

     Annual incentives are designed to reinforce Reader's Digest's risk/reward orientation, and to focus the attention of participants on achieving key performance objectives that support the company's business strategy. These awards are intended to deliver competitive compensation for achieving company and business unit financial objectives and individual performance goals that the Committee believes are primary drivers of shareholder value creation over time. Annual bonus targets under the Management Incentive Compensation Plan and the Senior Management Incentive Plan (collectively referred to as the "MIP") are periodically adjusted to position Reader's Digest competitively against peer companies. Annual bonus targets vary by position and level of responsibility. Incentive opportunities under the MIP have both upside potential and downside risk. The upside potential - up to 200% of target - can be attained if performance goals are substantially outperformed. The downside risk is that employees may not receive an annual bonus depending on Reader's Digest's performance, the performance of their units and their individual performance.

     The funding of the annual bonus pool for all participants is based on Reader's Digest's overall financial performance relative to the prior year's results and expectations established by the Committee at the start of the fiscal year. A strong emphasis is placed on improving Reader's Digest's operating income results. The funded pool is allocated to business units based on Reader's Digest's overall performance and an assessment of the unit's performance in the following areas:

     o Financial performance relative to prior year and relative to expectations;

     o Results against pre-established quantitative goals evidenced by relevant performance metrics specific to each business unit and designed to drive long-term growth in the business.

Individual awards may range from 0% - 200% of targeted levels and are decided based upon a review of individual performance against annual goals, which include financial, operational and strategic management objectives. Awards are made in the sole discretion of the Committee.

     After reviewing Reader's Digest's performance during fiscal 2004 against the established financial objectives, the Committee approved the funding of the annual bonus pool between the threshold and target level provided for under the MIP. The Committee approved individual awards for executive officers and other members of senior management that reflect Reader's Digest's below target performance, their own unit's performance as well as their own individual accomplishments.

LONG-TERM INCENTIVES

     Long-term incentives are designed to closely align the long-term interests of executives with those of stockholders, and are targeted between the median and the top of the third quartile of general industry levels. Eligible participants include top management and other senior managers responsible for implementing operational plans designed to achieve Reader's Digest's long-term strategic objectives as approved by the Board of Directors.

     Reader's Digest uses a combination of vehicles to deliver competitive long-term incentive compensation: stock options, restricted stock and, for a limited group of top executives, a multi-year Long Term Incentive Plan (the "LTIP"). Restricted stock was introduced in 2004 as a core element in the long-term incentive program and is used to deliver a portion of the value previously delivered through stock options. The Committee made this change in response to market trends, to conserve shares and to provide a meaningful incentive to employees that is in direct alignment with shareholders. The 2004 equity program reinforces Reader's Digest's long-term performance orientation by providing participants with the opportunity to share in the value created for stockholders and to exceed targeted competitive pay levels if stock performance exceeds expectations. All individual equity awards for executive officers and senior managers are based on position and level of responsibility, as well as individual performance.

     Under the LTIP, participants are awarded performance share equivalents at the beginning of each performance cycle. The number of share equivalents earned is based on the extent to which the performance goals are achieved. The awards are paid in cash based on the stock price at the end of the performance cycle, further strengthening the linkage between executive incentives and stockholder value creation.

     For the 2003-2004 performance period, share equivalents to be earned were based on Reader's Digest's consolidated operating income results, business unit operating results and individual contributions towards these results. The threshold required for share equivalents to be earned under the 2003-2004 LTIP was not achieved; therefore, no awards were paid to plan participants. A new two year performance cycle began at the beginning of fiscal 2004.

FISCAL 2004 CHIEF EXECUTIVE OFFICER COMPENSATION

     The compensation of Reader's Digest's Chief Executive Officer is based on the same factors as compensation for other executive officers. In setting the Chief Executive Officer's target annual compensation opportunity, the Committee seeks to be competitive with chief executive officer compensation in peer companies, and to place a majority of the Chief Executive Officer's compensation at risk by linking pay to the achievement of Reader's Digest's annual and long-term financial and operating goals and Reader's Digest stock price performance.

     The Committee's decisions about Mr. Ryder's compensation were made in accordance with Reader's Digest's executive compensation program and philosophy as follows.

     Consistent with the Company's 2004 global salary increase policy for all managerial level employees, Mr. Ryder's base salary of $780,000 was not increased for 2004.

     After the close of the fiscal year, the Committee reviewed Reader's Digest's financial results against prior year's results and against the expectations established for the fiscal year. The Committee determined that Mr. Ryder would receive an annual bonus for 2004 performance that was below the incentive target provided for his position and consistent with the overall incentive pool funding percentage under the MIP. In addition, consistent with the other LTIP participants, Mr. Ryder did not receive a payment under the 2003-2004 LTIP given that the threshold level of performance was not achieved.

     The Committee approved the grant of 170,000 stock options and 85,000 restricted shares for fiscal 2004, made at the time of Reader's Digest's annual grant, and a performance share award opportunity for the 2004-2005 performance cycle under the LTIP. These awards are consistent with the target award guidelines in place for participants.

                               THE COMPENSATION AND NOMINATING COMMITTEE:

                               James E. Preston, Chairman
                               Walter Isaacson
                               William E. Mayer
                               William J. White

                             PERFORMANCE GRAPH

     The following graph compares the total return to stockholders (stock price plus reinvested dividends) on a $100 investment in each of the following: Reader's Digest Common Stock, the S & P 500 Stock Index, the Dow Jones US Publishing Index and a Custom Peer Group from June 30, 1999 to June 30, 2004. In the future, the Company intends to use the Custom Peer Group in lieu of the Dow Jones US Publishing Index because we believe these publishing companies provide a better basis for performance comparison for Reader's Digest. The Custom Peer Group is comprised of the following companies: American Greetings Corp., Dow Jones & Co., Inc., Gemstar-TV Guide International, Inc., Martha Stewart Living Omnimedia, Inc., McGraw-Hill, Inc., Meredith Corp., PRIMEDIA, Inc., and Scholastic Corp.


[GRAPH OMITTED - COMPARISON OF CUMULATIVE TOTAL RETURN
The Reader's Digest Association, Inc., S&P 500,
Dow Jones US Publishing Index and Custom Peer Group]



                                                JUNE 30,   JUNE 30,    JUNE 30,   JUNE 30,   JUNE 30,    JUNE 30,
                                                  1999       2000        2001       2002       2003        2004
                                                  ----       ----        ----       ----       ----        ----
The Reader's Digest Association, Inc............ 100.00      100.59      73.19      48.13      35.55      42.79
S & P 500....................................... 100.00      107.25      91.35      74.93      75.11      89.46
Dow Jones US Publishing Index................... 100.00      103.67     110.11     116.46     121.68     137.67
Custom Peer Group............................... 100.00      127.33     110.60      61.28      63.27      74.05


            SUBMISSION OF STOCKHOLDER PROPOSALS AND NOMINATIONS

     Pursuant to Securities and Exchange Commission rules and Reader's Digest's By-Laws, proposals of and Director nominations by stockholders intended to be submitted at the 2005 Annual Meeting of Stockholders must be received by the Corporate Secretary of Reader's Digest at its principal executive offices on or before June 7, 2005 to be eligible for inclusion in Reader's Digest's notice of meeting, proxy statement and accompanying proxy card for that meeting.

     Reader's Digest's By-Laws (as they may be in effect from time to time) specify procedures for such Director nominations or other business to be brought before an annual meeting of stockholders. The business must be a proper matter for stockholder action. A stockholder must give written notice to the Corporate Secretary of Reader's Digest at our principal executive offices not later than the close of business on the 60th day or earlier than the close of business on the 90th day before the first anniversary of the preceding year's annual meeting. If, however, the date of the current year's annual meeting is more than 30 days before or more than 60 days after that anniversary date, the notice must be delivered not earlier than the close of business on the 90th day prior to the current year's annual meeting and not later than the close of business on the later of the 60th day prior to the current year's annual meeting or the 10th day following the day on which Reader's Digest publicly announces the date of the current year's annual meeting.

     The notice must state (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to that person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and the rules under that Act (including each person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in that business of the stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of the stockholder, as they appear on Reader's Digest's books, and of the beneficial owner and (2) the class and number of shares of Reader's Digest that are owned beneficially and of record by the stockholder and the beneficial owner. The public announcement of an adjournment of an annual meeting will not commence a new time period for giving notice.

     Notwithstanding the foregoing, if the number of directors to be elected to our Board of Directors is increased and there is no public announcement (as defined in the By-Laws) by Reader's Digest naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice will also be considered timely, but only with respect to nominees for any new positions created by the increase, if it is delivered to the Corporate Secretary of Reader's Digest at our principal executive offices not later than the close of business on the 10th day following the day on which such public announcement is first made by Reader's Digest.

     Only persons who are nominated in accordance with the foregoing procedures as specified in the By-Laws will be eligible to serve as directors and business shall be conducted at a meeting of stockholders only if it has been brought before the meeting in accordance with the foregoing procedures as specified in the By-Laws. Except as otherwise provided by law, our Certificate of Incorporation or the By-Laws, the Chairman of a meeting has the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in the By-Laws and, if any proposed nomination or business is not in compliance with the By-Laws, to declare that such defective proposal or nomination will be disregarded. A stockholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations under that Act with respect to the matters set forth in the By-Laws.


                               MISCELLANEOUS

     The Board of Directors is not aware at the date hereof of any matter proposed to be presented at the Meeting other than the proposal contained in this Proxy Statement. If any other matter is properly presented, the persons named in the accompanying proxy card will have discretionary authority to vote on any such matter according to their best judgment.

     Representatives of KPMG LLP are expected to be present at the Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions. WE MAKE AVAILABLE FREE OF CHARGE ON OUR WEBSITE, HTTP://WWW.RD.COM/CORPORATE, OUR ANNUAL REPORT ON FORM 10-K, QUARTERLY REPORTS ON FORM 10-Q, AND CURRENT REPORTS ON FORM 8-K, AND ALL AMENDMENTS TO THOSE REPORTS, AS SOON AS REASONABLY PRACTICABLE AFTER THOSE DOCUMENTS ARE ELECTRONICALLY FILED WITH OR FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION. A COPY OF READER'S DIGEST'S 2004 ANNUAL REPORT ON FORM 10-K FILED WITH THE COMMISSION (WITHOUT EXHIBITS) WILL BE MADE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON REQUEST TO THE VICE PRESIDENT, INVESTOR RELATIONS, THE READER'S DIGEST ASSOCIATION, INC., PLEASANTVILLE, NY 10570-7000. THIS REPORT IS ALSO AVAILABLE TO THE PUBLIC AT THE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV.

     Reader's Digest's 2004 Annual Report to Stockholders is being mailed to stockholders separately. It is not to be deemed a part of the proxy solicitation material and is not incorporated herein by reference. Information referred to in this Proxy Statement as being available on our website is not a part of this Proxy Statement or incorporated by reference into any filings that we make with the Commission.

                                  BY ORDER OF THE BOARD OF DIRECTORS:




                                  /s/ C.H.R. Dupree
                                  --------------------------------------
                                  C.H.R. DUPREE
                                  Vice President and Corporate Secretary

October 4, 2004

                                                                 APPENDIX 1

                   THE READER'S DIGEST ASSOCIATION, INC.
           Categorical Standards Regarding Director Independence

     To be "independent," the Reader's Digest Board of Directors must affirmatively determine that the Director does not have any material relationship with Reader's Digest (either directly or indirectly or as a partner, shareholder, or officer) of an organization that has a relationship with Reader's Digest. The Board of Directors has developed the following categorical standards to assist in determining independence:

1. A Reader's Digest Director shall not be considered to be "independent" if

  o the Reader's Digest Director has been an executive officer or employee of, or an advisor to, another entity during the past three years; or

  o the Reader's Digest Director's immediate family member(1) has been an executive officer of another entity during the past three years; or

--------------
1 "Immediate family member" means a person's spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than domestic employees) who shares such person's home.


  o the Reader's Digest Director beneficially owns in excess of a 10% equity interest in another entity whose disclosed or estimated consolidated gross revenues for its most recently completed fiscal year did not exceed $250 million; or

  o the Reader's Digest Director beneficially owns in excess of a 5% equity interest in another entity whose disclosed or estimated consolidated gross revenues for its most recently completed fiscal year exceeded $250 million;

and the other entity makes payments to, or receives payments from, Reader's Digest for property or services in an amount that, in any single Reader's Digest fiscal year, exceeds the greater of $1 million or 2% of the other entity's disclosed or estimated consolidated gross revenues for the other entity's most recently completed fiscal year.

2. A Reader's Digest Director shall not be considered to be "independent" if

  o the Reader's Digest Director is or has been during the past three years an employee of Reader's Digest;

  o an immediate family member of the Reader's Digest Director is or has been during the past three years an executive officer of Reader's Digest;

  o the Reader's Digest Director, or an immediate family member, receives or has received during the past three years, more than $100,000 per year in direct compensation from Reader's Digest, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

  o the Reader's Digest Director is, or has been during the past three years, affiliated with or employed by, a present of former internal or external auditor of Reader's Digest;

  o an immediate family member of the Reader's Digest Director is, or has been during the past three years, affiliated with or employed in a professional capacity by, a present of former internal or external auditor of Reader's Digest;

  o a Reader's Digest executive officer is, or has been during the past three years, on the compensation committee of the Board of Directors of a company that employs the Reader's Digest Director, or that employs an immediate family member of the Director as an officer;

  o the Reader's Digest Director accepts any consulting, advisory, or other compensatory fee from Reader's Digest, other than in the Director's capacity as a member of the Board or any Committee; or

  o the Reader's Digest Director is an affiliated person of Reader's Digest or any Reader's Digest subsidiary.

                                                                 APPENDIX 2

                   THE READER'S DIGEST ASSOCIATION, INC.
                          AUDIT COMMITTEE CHARTER
-----------------------------------------------------------------------------

GENERAL ROLE, STRUCTURE AND PROCEDURES OF THE AUDIT COMMITTEE
-------------------------------------------------------------

1. The Audit Committee (the "Committee") assists the Board of Directors (the "Board") in fulfilling the Board's responsibility to oversee (a) the integrity of the Company's financial statements, (b) the Company's compliance with legal and regulatory requirements, (c) the independent auditor's qualifications and independence, and (d) the performance of the Company's internal audit function and independent auditors and (e) the effectiveness of the company's internal controls.

2. Each member of the Committee shall satisfy the requirements of the New York Stock Exchange and the Securities and Exchange Commission relating to independence .

3.   The Committee shall consist of at least three members.

4. The members and the Chairman of the Committee are appointed and may be removed by the Board.

5. Each member of the Committee shall be financially literate, as such qualification is interpreted by the Board in its business judgment, or must become financially literate within a reasonable period of time after the member's appointment to the Committee.

6. At least one member of the Committee shall be an "audit committee financial expert" (as defined by the SEC) and shall have accounting or related financial management expertise, as such qualification is interpreted by the Board in its business judgment.

7. The Committee holds at least four regular meetings each fiscal year. Operation and meetings of the Committee are conducted in accordance with the Company's By-Laws and the Company's Guidelines on Governance.

8. The Committee may delegate any of its responsibilities to a subcommittee of the Committee, the Chairman of the Committee or any other person or group, to the extent not prohibited by law or regulation.


KEY RESPONSIBILITIES OF THE AUDIT COMMITTEE
-------------------------------------------

The Committee:

1. Provides an open avenue of communication with the chief internal auditor, the independent auditor and management, including private sessions with the chief internal auditor, management and the independent auditors at each regular meeting and as the Committee otherwise deems appropriate.

2. Is directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company (including resolution of disagreements between management and the independent auditor regarding financial reporting).

3. Confirms with the independent auditor that the independent auditor is ultimately accountable to the Committee and must report directly to the Committee.

4. Sets clear hiring policies for employees or former employees of the independent auditor.

5. At least annually, obtains and reviews a report by the independent auditor describing: (a) the firm's internal quality control procedures; (b) any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (c) all relationships between the independent auditor and the Company (to assess the auditor's independence) .

6. At least annually, review the independent auditor's proposed audit scope and approach, including coordination of audit efforts with internal audit, to ensure the completeness of coverage and reduction of redundant efforts.

7. Approves in advance all audit and non-audit services to be performed by the independent auditor, to the extent provided in a policy adopted by the Committee.

8. Reviews with management, the independent auditor and the chief internal auditor, as appropriate:

     o    the financial reporting and auditing process;

     o the matters required to be discussed with the independent auditors by Statement of Auditing Standards No. 61, as it may be modified or supplemented;

     o the written disclosures from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as it may be modified or supplemented;

     o major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies;

     o analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and

     o the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

9. Reviews with the independent auditor any audit problems or difficulties and management's response.

10. Reviews disclosures to the Committee by the Company's Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

11. Recommends to the Board whether the audited financial statements should be included in the Company's annual report on Form 10-K.

12. Reviews the Company's annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

13. Reviews the Company's earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies, in advance of disclosure. The review may be done generally (i.e., discussion of the types of information to be disclosed and the type of presentation to be made).

14. Prepares the report of the Committee required to be included in the Company's annual proxy statement.

15.  Reviews at least annually with the chief internal auditor:

     o the internal audit department's organization, staffing, resources, reporting relationship and access to information;

     o the scope, and significant changes in scope, of the internal audit plan;

     o a summary report of the significant findings of the chief internal auditor and management's responses thereto; and

     o a summary report on senior management expense accounts and perquisites.

16.  Reviews the appointment or removal of the chief internal auditor.

17. Reviews guidelines and policies to govern the process by which risk management and risk assessment is undertaken by the Company.

18. Reviews at least annually the chief legal officer's report on any legal or regulatory matters that may have a material effect on the Company's financial statements or operations.

19. Reviews management's report on compliance with the Company's Ethical, Legal and Business Conduct Policies.

20.  Establishes procedures for:

     o the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and

     o the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

21. Has the authority to conduct any investigations appropriate to fulfilling the Committee's responsibilities.

22. Has the authority to engage such consultants, counsel, experts and such other advisors as the Committee determines necessary to carry out its duties. The Company shall provide appropriate funding, as determined by the Committee, in its capacity as a committee of the Board, for payment of:

     o Compensation to any registered public accounting firm engaged by the Committee for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

     o Compensation to any advisers employed by the Committee under the authority of its charter; and

     o Ordinary administrative expenses that are necessary or appropriate in carrying out the Committee's duties.

23.  Annually reviews the performance of the Committee.

24. At least annually reviews and reassesses the adequacy of the Committee's charter and recommends any proposed changes to the Board for its consideration and approval.

25.  Reports regularly to the Board.

26. Performs such other functions as the Board may delegate from time to time.

         DRIVING DIRECTIONS TO READER'S DIGEST GLOBAL HEADQUARTERS


FROM MANHATTAN

From the East Side, take I-87 north (Major Deegan Thruway/New York State Thruway) into Yonkers to Exit 5, "Central Park Avenue, Route 100." Proceed on Route 100 north for 1 mile to entrance to the Sprain Brook Parkway (left turn). Continue on Sprain Brook Parkway north approximately 12 miles to the exit for the Saw Mill River Parkway north. Take the Saw Mill River Parkway north approximately 7 miles to the traffic light at the READER'S DIGEST ROAD EXIT (EXIT 33). Turn right at the exit and bear right to the top of the hill, proceeding around the Reader's Digest headquarters. At the traffic light, turn left onto Route 117 and make another immediate left into the Reader's Digest main entrance.

From the West Side, take the West Side Highway north to the Henry Hudson Parkway north to the Saw Mill River Parkway north. Continue on the Saw Mill River Parkway north approximately 20 miles to the traffic light at the READER'S DIGEST ROAD EXIT (EXIT 33). Turn right at the exit and bear right to the top of the hill, proceeding around the Reader's Digest headquarters. At the traffic light, turn left onto Route 117 and make another immediate left into the Reader's Digest main entrance.

FROM DUTCHESS OR PUTNAM COUNTY

Take I-84 south to I-684 south approximately 10 miles to Saw Mill River Parkway south. Bear right onto Exit 5 entering Saw Mill River Parkway south and continue approximately 7 miles to traffic light at READER'S DIGEST ROAD EXIT (EXIT 33). Turn left at the exit and bear right to the top of the hill, proceeding around the Reader's Digest headquarters. At the traffic light, turn left onto Route 117 and make another immediate left into the Reader's Digest main entrance.

FROM NEW JERSEY

Take I-287 east (Tappan Zee Bridge) to Exit 8A for Saw Mill River Parkway north. Take Saw Mill River Parkway north approximately 7 miles to the traffic light at the READER'S DIGEST ROAD EXIT (EXIT 33). Turn right at the exit and bear right to the top of the hill, proceeding around the Reader's Digest headquarters. At the traffic light, turn left onto Route 117 and make another immediate left into the Reader's Digest main entrance.

FROM CONNECTICUT

Take I-95 south to Exit 21 to I-287. Proceed on I-287 to Exit 3 for the Sprain Brook Parkway north. Take the Sprain Brook Parkway north approximately 4 miles to the exit for the Saw Mill River Parkway north. Take the Saw Mill River Parkway north approximately 7 miles to the traffic light at the READER'S DIGEST ROAD EXIT (EXIT 33). Turn right at the exit and bear right to the top of the hill, proceeding around the Reader's Digest headquarters. At the traffic light, turn left onto Route 117 and make another immediate left into the Reader's Digest main entrance.

       READER'S DIGEST AND THE PEGASUS LOGO ARE REGISTERED TRADEMARKS
                  OF THE READER'S DIGEST ASSOCIATION, INC.

                              [Recycling Logo]

                         Printed on recycled paper.


YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM 1.                                             Please
                                                                                                    Mark Here
                                                                                                    for Address
                                                                                                    Change or   |_|
                                                                                                    Comments
                                                                                                    SEE REVERSE SIDE


                                                                  FOR       WITHHELD
                                                                            FOR ALL
1.    ELECTION OF CLASS 2 DIRECTORS                               |_|         |_|
Nominees:             01 Lawrence R. Ricciardi
                      02 William J. White
                      03 Ed Zschau

                                                                                              I will attend the Annual
                                                                                              Meeting in person at
WITHHELD FOR: (Write that nominee's name in the space provided below.)                        Reader's Digest's DeWitt  [_]
                                                                                              Wallace Auditorium.
==========================================================================                    (see below.)

                                                                                              By returning this proxy card you
                                                                                              are conferring upon named
                                                                                              proxies the authority to vote
                                                                                              upon such other business as may
                                                                                              properly come before the Annual
                                                                                              Meeting or any postponements or
                                                                                              adjournments thereof.

If you are a participant in The Employee Ownership Plan and The 401(k)
Partnership of The Reader's Digest Association, Inc., the Trustee will vote your proportionate interest in the shares of Common Stock in the Stock Fund as you direct. IF YOU SIGN BELOW, BUT DO NOT GIVE ANY INSTRUCTIONS, THE
TRUSTEE WILL VOTE YOUR PROPORTIONATE INTEREST IN THOSE SHARES IN ACCORDANCE
WITH THE TRUST AGREEMENT.





SIGNATURE                                        DATE
          ---------------------------------------      ----------------------

PLEASE SIGN THIS PROXY AS NAME(S) APPEAR(S) ABOVE AND RETURN IT PROMPTLY
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF SIGNING FOR A
CORPORATION OR PARTNERSHIP OR AS AGENT, ATTORNEY OR FIDUCIARY, INDICATE THE
CAPACITY IN WHICH YOU ARE SIGNING. IF YOU DO ATTEND THE ANNUAL MEETING AND
DECIDE TO VOTE BY BALLOT, SUCH VOTE WILL SUPERSEDE THIS PROXY.

=============================================================================

                            FOLD AND DETACH HERE

                   VOTE BY INTERNET OR TELEPHONE OR MAIL
                       24 HOURS A DAY, 7 DAYS A WEEK

  INTERNET AND TELEPHONE VOTING IS AVAILABLE THROUGH 11:59 PM EASTERN TIME
                    THE DAY PRIOR TO ANNUAL MEETING DAY.

 YOUR INTERNET OR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.


               INTERNET                                   TELEPHONE                            MAIL
      HTTP://WWW.EPROXY.COM/RDA                       1-800-435-6710
  Use the Internet to vote your proxy.      OR       Use any touch-tone          OR      Mark, sign and date
  Have your proxy card in hand when you              telephone to vote your              your proxy card and
  Hccess the web site.                               proxy. Have your proxy              return it in the
                                                     card in hand when you               enclosed postage-paid
                                                     call.                                     envelope.


            IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
               YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.

                     IF YOU PLAN TO ATTEND THE MEETING

==============================================================================
TO ALL READER'S DIGEST STOCKHOLDERS:
If you plan to attend the Reader's Digest Annual Meeting of Stockholders in person at the DeWitt Wallace Auditorium, you must:

                 o  Check the box next to the appropriate
                    statement on the top portion of this
                    proxy card AND

                 o  Bring this bottom portion of this proxy
                    card with you to the Annual Meeting.


==============================================================================

                                   PROXY

                   THE READER'S DIGEST ASSOCIATION, INC.

            PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints each of Jonathan B. Bulkeley, James E. Preston and Thomas O. Ryder as attorney and proxy, with full power of substitution, to represent the undersigned and vote as designated below all the shares of Common Stock that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of THE READER'S DIGEST ASSOCIATION, INC. to be held on November 19, 2004, and at any adjournments thereof, with all powers the undersigned would possess if personally present, on the proposal(s) described in the Notice of Meeting and Proxy Statement of the Board of Directors and in accordance with the discretion of the Board of Directors on any other business that may come before the meeting. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1 (EXCEPT PLAN PARTICIPANTS).

     If you are a participant in The Employee Ownership Plan and The 401(k) Partnership of The Reader's Digest Association, Inc., this proxy card constitutes your direction to Vanguard Fiduciary Trust Company, as Trustee under the Plan, to vote as directed on the reverse side your proportionate interest in the shares of Common Stock of THE READER'S DIGEST ASSOCIATION, INC. held in the Stock Fund under that Plan.

     Please mark, date and sign your name exactly as it appears on this proxy card and return this proxy card in the enclosed envelope. For shares registered jointly, each joint owner should sign. Persons signing in a representative capacity (e.g., attorney, executor, administrator, trustee, guardian, etc.) or as an officer of a corporation should indicate their capacity, title or office.

              THE PROXY CARD IS CONTINUED ON THE REVERSE SIDE.

            PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

------------------------------------------------------------------------------
  ADDRESS CHANGE/COMMENTS (MARK THE CORRESPONDING BOX ON THE REVERSE SIDE)
------------------------------------------------------------------------------




------------------------------------------------------------------------------

==============================================================================

                            FOLD AND DETACH HERE

TO PARTICIPANTS IN THE EMPLOYEE OWNERSHIP PLAN AND THE 401(K) PARTNERSHIP OF THE READER'S DIGEST ASSOCIATION, INC.:

Enclosed herewith is a copy of the Notice of the 2004 Annual Meeting of Stockholders of The Reader's Digest Association, Inc. (the "Company"), the related Proxy Statement of the Company's Board of Directors, and a Proxy Card. A copy of the Company's 2004 Annual Report to Stockholders has been sent to you separately. As a participant in The Employee Ownership Plan and The 401(k) Partnership of The Reader's Digest Association, Inc. (the "Plan"), you are entitled to direct Vanguard Fiduciary Trust Company, as Trustee under the Plan, as to how to vote the shares representing your proportionate interest in the Plan's Stock Fund on the record date.

We will vote shares of Common Stock held in the Stock Fund in accordance with your directions with respect to your proportionate interest in the shares if your directions are received by us no later than 12:00 p.m., Eastern Time, on Tuesday, November 16, 2004. Shares that have not yet been allocated to participants and shares that have been allocated but for which we do not receive timely directions will be voted in the same proportion as the shares for which we have received timely voting directions. Pursuant to the Plan's terms, your voting directions will be kept confidential, as provided in the Plan.

THE BOARD OF DIRECTORS HAS RECOMMENDED A VOTE FOR THE PROPOSAL LISTED ON THE PROXY CARD.

It is important that your voting rights be exercised at the Annual Meeting. Please complete, sign and date your Proxy Card and return it promptly in the enclosed return envelope so that it is received by us no later than 12:00 p.m., Eastern Time, on Tuesday, November 16, 2004. You may revoke your Proxy Card by giving written notice to us so that it is received by us no later than 12:00 p.m., Eastern Time, on Tuesday, November 16, 2004.

                                            VANGUARD FIDUCIARY TRUST COMPANY
                                            as Trustee.

                     IF YOU PLAN TO ATTEND THE MEETING

==============================================================================
------------------------------------------------------------------------------
                   THIS PORTION OF THE PROXY CARD IS YOUR
                  ADMISSION TICKET TO THE ANNUAL MEETING.
            SAVE IT AND BRING IT WITH YOU TO THE ANNUAL MEETING.
                            (SEE REVERSE SIDE).
------------------------------------------------------------------------------